EXHIBIT 10.6

Sponsored Research Agreement (ver. 11/07/05)

THIS SPONSORED RESEARCH AGREEMENT is made and effective as of the date of last signing (herein the "Effective Date") by and between Phoenix Biosystems, a subsidiary of Hepalife, Inc, (herein "Sponsor)" having its principal place of business at  216-1628 West 1st Avenue Vancouver. BC Canada V6J1G1 and Michigan State University, (herein "University"), a non-profit educational institution of the State of Michigan having an office at East Lansing, MI  48824.

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and Sponsor, and will further the instructional and research objectives of University in a manner consistent with its status as a nonprofit, tax-exempt, educational institution;

NOW, THEREFORE, the parties hereto agree as follows:

1.         STATEMENT OF WORK.  University shall commence performance of the research program as set forth in Exhibit A (herein the "Project"), promptly after the Effective Date, and shall use reasonable efforts to perform the Project during the Contract Period substantially in accordance with the terms and conditions of this Agreement. As used herein, "Contract Period" means the period beginning on July 15th, 2006 and ending on July 14th, 2007. Sponsor and University may at any time amend the Project by mutual written agreement.

2.         PRINCIPAL INVESTIGATOR.  The Project will be supervised by Dr. Paul M. Coussens as Principal Investigator. If, for any reason, that person is unable or unwilling to continue to serve as Principal Investigator, Sponsor and University shall attempt to find a successor acceptable to both parties. If such a successor is not available, this Agreement shall be terminated as provided in Article 10.

3.         REPORTS AND CONFERENCES

A.        From time to time during the term of this Agreement, as agreed upon between the Principal Investigator and Sponsor, University will provide Sponsor with written summaries of research progress.  A final report will be provided within sixty (60) days following conclusion of the Contract Period or early termination of this Agreement.

B.        During the term of this Agreement representatives of University will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Project.

4.         COSTS, BILLINGS AND OTHER SUPPORT

A.        Subject to Article 1, total costs to Sponsor hereunder shall not exceed the sum of Seventy Thousand Dollars ($70,000.00). Payment shall be made to University by Sponsor quarterly at the beginning of each quarter. Any funds in excess of expenses will be returned to the Sponsor after the expiration of the Contract Period.

B.        The money paid by Sponsor to University shall be expended for the Project in a manner to be determined by University for salaries, wages, travel, equipment, supplies, overhead, etc., as may be reasonably necessary to carry out the Project. University can provide Sponsor an accounting of funds spent during or at the conclusion of the Project if such an accounting is requested in writing within fifteen (15) days after the signing of this Agreement by both parties.

C.        Sponsor shall loan/donate the following equipment to University under the following conditions: A system for benchtop level research on fermentation

D.        University shall retain title to any equipment and supplies purchased with funds provided by Sponsor under this Agreement.

E.         Anything in this Agreement to the contrary notwithstanding, in the event of early termination of this Agreement by Sponsor pursuant to Article 10 hereof, Sponsor shall pay all costs accrued by University as of the date of termination, including non-cancelable obligations, which shall include all non-cancelable contracts and fellowships or postdoctoral associate appointments called for in Appendix A, incurred prior to the effective date of termination. After termination, any obligation of Sponsor for fellowships or postdoctoral associates shall end no later than the end of University's academic year following termination.

5.         PUBLICITY.

A.        Sponsor will not use the name of University or any member of University's project staff or other University employee in any publicity, advertising or news release without the prior written approval of an authorized representative of University. University will not use the name of Sponsor or any employee of Sponsor in any publicity without the prior written approval of an authorized representative of Sponsor. However, this provision will not apply when either party wishes to give credit to the other party when presenting a paper at a conference or seminar for non-commercial purposes, unless the party receiving credit requests otherwise in writing.  University acknowledges that Sponsor is a wholly-owned subsidiary of HepaLife Technologies, Inc., which has a reporting obligation under the Securities Exchange Act of 1934, as amended, which has or may have certain disclosure and filing obligations under applicable law, including but not limited to the public announcement and disclosure of this Agreement and the filing of the same with the United States Securities and Exchange Commission; it is acknowledged and agreed that such disclosure and filing shall not be deemed a violation of this Agreement.

B.        Notwithstanding the preceding paragraph, University is permitted to publish the name of Sponsor, the title of the Project, the name of the Principal Investigator, the Contract Period, and the amount of funding of the Project.

6.         PUBLICATIONS.  Sponsor recognizes that under University policy the methods and results of the Project must be publishable and agrees that project personnel shall be permitted to present such methods and results at symposia and professional meetings and to publish such methods and results in journals, theses, dissertations, and other media. It is agreed that a manuscript of any proposed publication or presentation shall be furnished to the Sponsor at least sixty (60) days in advance of (a) the planned submission of said manuscript to a publisher or other third party or (b) the planned public presentation. Sponsor shall have thirty (30) days after receipt of said manuscript to object to such proposed publication or presentation, either because the manuscript contains Confidential Information belonging to the Sponsor or because the manuscript contains patentable subject matter that requires protection. The author of the manuscript shall delete Sponsor's Confidential Information from the manuscript prior to submitting it for publication or using it for a public presentation, and shall delay any publication or presentation for a maximum of thirty (30) days from the date of receipt of such objection in order for a patent application to be filed on University's behalf in accordance with Article 8 below.

7.         CONFIDENTIAL INFORMATION

A.        As used herein, "Confidential Information" shall mean information, know-how, samples, drawings or data, technical or non-technical, relating to the Project, that originates with either party and is disclosed or provided to the other.  The information, know-how, samples, drawings or data, technical or non-technical, provided by a party to the other party shall be deemed confidential if it is marked confidential or stated in writing to be confidential.  If a party orally discloses Confidential Information to the other party, informing the recipient of its confidential nature at the time of the oral disclosure, the disclosing party shall reduce the disclosure to writing within thirty (30) days and mark it confidential.  The recipient may use the originator's Confidential Information for purposes of this Agreement, but agrees neither to use for any other purpose nor to disclose or provide such Confidential Information to any third party for a period of three (3) years from the date of receipt of the Confidential Information or until one (1) year after the termination of this Agreement or any extension thereof, whichever is later, except as follows:

1.         To the extent that such Confidential Information was known to the recipient prior to its receipt from the originator, and this is documented in written records made by recipient prior to such disclosure; or

2.         To the extent that such Confidential Information is public knowledge prior to or after its disclosure, other than through acts or omissions attributable to the recipient; or

3.         To the extent that such Confidential Information was lawfully disclosed or provided to the recipient by a third party who had the right to disclose it; or

4.         To the extent that such Confidential Information was discovered independently by the recipient without reference to materials provided by the  originator, and this is documented in written records of the recipient; or

5.         To the extent that disclosure is required by law or court order;

6.         To the extent that the disclosure is made under the procedures set forth in Article 6 for publication of research results.

B.        Each recipient specifically agrees not to export or re-export any information, technical data, products, or samples in violation of any applicable USA laws and/or regulations.

C.        Each recipient will retain control of confidential samples received hereunder and will not provide them to parties who are not bound by this Agreement.

8.         INTELLECTUAL PROPERTY.

A.        Title to any invention conceived or first reduced to practice in the performance of the Project, herein "Invention," shall be assigned to University if all the inventors are University employees; shall be assigned jointly to University and Sponsor if the inventors include employees of both parties; and shall be assigned to Sponsor if all the inventors are employees of Sponsor.

B.        University will promptly notify Sponsor of any University or joint Invention. If Sponsor requests that a patent application be filed, University shall promptly prepare, file, and prosecute such application in University's name in any countries designated by Sponsor. Sponsor shall bear all costs incurred in connection with such preparation, filing, prosecution, and maintenance of U.S. and foreign patent applications and patents. University shall be responsible for decisions regarding the scope and content of any patent applications pertaining to University Inventions, but shall promptly  provide Sponsor with copies of all relevant patent documents in sufficient time for Sponsor to comment thereon, and University shall not unreasonably refuse to follow the Sponsor's suggestions. University and Sponsor shall be jointly responsible for decisions regarding the scope and content of any patent applications relating to joint  Inventions.

C.        If Sponsor elects not to pay for the filing, prosecution or maintenance of a patent application or patent on an University Invention or a joint Invention, Sponsor's rights with respect to such patent application or patent shall terminate immediately, and Sponsor shall have no further rights under any resulting patents except for the right to the invention for internal research purposes only.

9.         GRANT OF RIGHTS

A.       In consideration for research support and patent expenses received hereunder, University grants to Sponsor a right of first refusal applicable to any exclusive option or exclusive license that University elects to offer with respect to any University or joint Invention, including any patent applications and patents resulting therefrom.  With respect to any such option or license offered by University, Sponsor’s right of first refusal shall expire sixty days after Sponsor receives the offered terms from University.  In addition, any commercial non-exclusive option or license that University elects to offer with respect to such University Invention shall be offered to Sponsor simultaneously and under identical terms with the offer to any third party.

B.        University hereby grants to Sponsor a non-exclusive, royalty-free license to use for Sponsor's internal research purposes all unpublished data, know-how, materials and unpatented inventions and discoveries arising as a result of the Project.

C.        Title to any copyrights or copyrightable material first produced in the performance of the Project shall remain with University. University hereby grants to the Sponsor, for Sponsor’s internal, non-commercial purposes, an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use and reproduce all such copyrightable materials, including computer software and its documentation specified to be developed and delivered under the Statement of Work. University further grants to Sponsor a right of first refusal to any exclusive license (subject to government or other third party rights, if any) University elects to offer with respect to such deliverable copyrightable works.  With respect to any such option or license offered by University, Sponsor’s right of first refusal shall expire sixty days after Sponsor receives the offered terms from University.  For clarity, such right of first refusal shall not apply to any manuscript intended for publication in the scholarly literature.  Computer software for which a patent application is filed shall be subject to paragraphs A-B above.

D.        In the event that University elects to establish property rights other than patents to any tangible research property (herein "TRP"), including for example biological materials, developed during the course of the research, University and the Sponsor will determine the disposition of rights to such property by separate agreement. University will, at a minimum, reserve the right to use and distribute TRP for non-commercial research purposes.

E          This Agreement shall not be construed to grant Sponsor any license or other rights except as contained herein.

10.       TERM AND TERMINATION.

A.        This Agreement shall become effective on the Effective Date and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Article 10 or extended by written agreement of the parties.

B.        Either party may terminate this Agreement upon ninety (90) days prior written notice to the other.

C.        Upon the giving or receiving of a notice of termination, both parties will make all reasonable efforts to end expenditures under this Agreement during the notice period. Upon the end of the notice period University, upon billing, will be reimbursed by the Sponsor in accordance with Article 4. Any funding provided by the Sponsor in excess of University's expenditures and non-cancelable commitments shall be returned to the Sponsor.

D.        Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination, specifically including their rights and obligations under Articles 4, 5, 6, 7, 8, 9 and 11.

11.       INDEPENDENT CONTRACTOR.  In the performance of all services hereunder University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

12.       INSURANCE. University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees, and agents while acting within the scope of their employment by University, and University has no liability insurance policy as such that can extend protection to any other person.

13.       LIABILITY. Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees, and agents thereof.

14.       GOVERNING LAW.  The validity and interpretation of this Agreement and the legal relation of the parties to it shall be governed by the laws of the State of Michigan and the United States.

15.       ASSIGNMENT.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors to substantially the entire business and assets of the respective parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that this Agreement is assignable to any division of Sponsor, any majority stockholder of Sponsor, and/or any subsidiary of Sponsor in which at least fifty percent (50%) of the outstanding stock is owned by Sponsor.

16.       MODIFICATIONS. Any change in the terms of this Agreement shall be valid only if it is made and approved in writing by authorized representatives of the parties.

17.       NOTICES.  Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by first class mail (air mail if not domestic) addressed to the parties as follows:

If to Sponsor:

Phoenix Biosystems, Inc.

216-1628 West 1st Avenue

Vancouver, BC Canada V6J1G1

If to University:

Contract and financial matters:

Michigan State University

Office of Contract and Grant Administration

Industrial Section

301 Administration Building

East Lansing, MI 48824

Technical matters:

Paul M. Coussens, Ph.D.

Professor and Director

Center for Animal Functional Genomics

1205H Anthony Hall

Michigan State University

East Lansing, MI 48824

In the event notices, statements, and payments required under this Agreement are sent by certified or registered mail by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed, otherwise as of the date received.

18.       ANIMAL AND HUMAN STUDIES.  Any use of human subjects or live, vertebrate animals in the performance of research hereunder shall comply with all applicable laws and government regulations.

19.       ENTIRE AGREEMENT.  Unless otherwise specified, this Agreement embodies the entire understanding between University and the Sponsor for the Project, and any prior or contemporaneous representations, either oral or written, are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, total cost, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.

By signature below of duplicate originals, Sponsor and University hereby agree to this Sponsored Research Agreement as of the Effective Date.

Michigan State University

Phoenix Biosystems, Inc.

/s/Fred Salas

/s/Harmel S. Rayat

Signature

Signature

Fred Salas

Harmel S. Rayat

Printed Name

Printed Name

Senior Contract & Grant Administrator

Contract & Grants Administration

President

Title

Title

June 29, 2006

July 7, 2006

Date

Date

Exhibit A

Project Description

Under this agreement, Drs. Coussens and Bolin will direct work involved with initial testing of the OU2 cells and evaluation of their ability to grow various human and animal influenza viruses.  Specifically:

1)

Up to 3 freeze dates of OU2 cells will be thawed and started in culture within the MSU DCPAH BSL-3 laboratory.  Cells will be expanded with each freeze date kept separate.

2)

Cells will be sent to Charles River or a similar commercial testing facility for testing under the USDA 9CFR guidelines.  Specific testing will include: retrovirus (p27 antigen), mycoplasm, hemagglutinating virus, cytopathogenic or hemabsorbing agents, detection of extraneous viable bacteria and fungi.  Additional testing to be conducted will include PCR assays for Marek’s disease virus, LCMV, and Newcastle disease virus.

3)

Cells will be tested for their ability to grow common vaccine strains of human influenza virus, low and high pathogenicity avian influenza.

4)

An attempt to adapt the cells to serum free growth conditions will be made.

5)

An attempt to adapt the cells to growth on glass microspheres will be made.

Cells will be evaluated for their ability to grow high pathogenicity H5N1 avian influenza virus.  At this point, this must be done via a yet to be identified collaborator as work with high pathogenicity H5N1 virus cannot be done at MSU.

Exhibit B

Budget

Michigan State University

Proposed Budget to HepaLife, Inc. and Phoenix Biosystems

BUDGET

ORGANIZATION AND ADDRESS Michigan State University Contract & Grant Administration 301 Administration Building East Lansing, MI 48824-1046				Year 1
				DURATION PROPOSED MONTHS: 12 Funds Requested by Proposer	DURATION PROPOSED MONTHS: 12 Funds Approved by HepaLife/Phoenix Biosystems (If different)
PROJECT DIRECTOR(S) Paul M. Coussens, Ph.D.
A. Salaries and Wages 1. No. Of Senior Personnel a. 2 (Co)-PD(s)………………. b. Senior Associates ………….	CSREES-FUNDED WORK MONTHS			$ -		$ -
	Calendar	Academic	Summer
	1	0	0
	0	0	0			$ -
2. No. of Other Personnel (Non-Faculty) a. Research Associates/Postdoctorates…. b.Other Professionals………...	0	0	0			$ -
	0	0	0			$ -
g. Technical, Shop and Other…..Chris Colvin 25% Patty Weber 25% Total Salaries and Wages				$ 24,000		$ -
				$ 24,000		$ -
B. Fringe Benefits (If charged as Direct Costs)				$ 10,512		$ -
C. Total Salaries, Wages, and Fringe Benefits (A plus B)				$ 34,512		$ -
D. Nonexpendable Equipment (Attach supporting data. List items and dollar amounts for each eitem)				$ 10,500 $ -		$ -
E. Materials and Supplies				$ 10,250		$ -
F. Travel 1. Domestic 2. Foreign				0		$ - $ -

I. Student Assistance/Support (Scholarships/fellowships, stipends/tuition, cost of education, etc. Attach list of items and dollar amounts for each item.)						$ -
J. All Other Direct Costs (In budget narrative, list items and dollar amounts, and provide supporting data for each item.) BSL-3 Facility Fee				$ 2,500
K. Total Direct Costs (C through J)				$ 57,762		$ -
L. F&A/Indirect Costs (if applicable, specify rate(s) and base(s) for on/off campus activity. Where both are involved, identify itemized costs included in on/off campus bases.) 15% of Total Direct Costs				$ 7,089		$ -
M. Total Direct and F&A/Indirect Costs . (K plus L)				$ 64,851		$ -
N. Other				$ -		$ -
O. Total Amount of This Request				$ 64,851		$ -

Coussens and Bolin, Proposal to Hepalife Inc. and Phoenix Biosystems

Budget Justification:

Salaries and Wages:

Drs. Coussens and Bolin will have primary responsibility for ensuring the proposed project proceeds as planned.  Salary is requested to support 25% time each for Mr. Chris Colvin and Dr. Patty Weber as technical support for the proposed project.  Mr. Colvin is a senior laboratory manager with extensive cell culture experience, expertise in sterile technique, and has been previously qualified to work in BSL-3 laboratories in University College Dublin, Ireland.  Dr. Weber has been a senior laboratory manager in the Immunogenetics Laboratory, Michigan State University for over 10 years.  Dr. Weber is experienced in most required laboratory procedures and is a member of the University Institutional Biosafety Committee.

Fringe Benefits:

In accordance with Michigan State University policy, fringe benefits are charged using a specific benefit system that takes account of the wages and benefits available for senior personnel.  University standard incremental increases in fringe benefits are included.  No fringe benefits are charged for pr-baccalaureate student employees.

Non-Expendable Equipment:

In Order to ensure the OU2cells are kept separate and free of any possible contamination, we request funds to purchase a new double chamber cell culture incubator.  As work progresses, a benchtop fermentation unit will be needed and this should be purchased directly by HepaLife.  No overhead charges are levied on equipment purchases.

Materials and Supplies:

Funds are requested for:

Cell Culture media and supplies

  $3,500

Specific Agents testing

  $4,000

Glass microbeads

  $1,000

Liquid

     $750

Total Materials and supplies

$10,250

Travel:

No funds are requested, however it is understood that should HepaLife/Phoenix Biosystems wish to have project personnel visit their facilities or otherwise travel for meetings, briefings, or updates, these expenses will be paid by HepaLife/Phoenix Biosystems.

Publication Costs/Page Charges:

No Funds are requested

Student Assistance/Support:

No Fund Requested

All other Direct Costs:

A separate facility fee is charges for use of the BSL-3 laboratory space in the Diagnostic Center for Population and Animal Health.  This fee is on addition to the normal University overhead charge of 15% and covers the extra costs associated with BSL-3 compliance.

Endnotes